                               SECURED PROMISSORY NOTE
                                    (Non-Recourse)


$                                                         Long Beach, California
                                                                   June 30, 1997



    FOR VALUE RECEIVED, the undersigned ("Maker"), promises to pay to the order of FCG Enterprises,Inc., a California corporation ("Payee"), at Long Beach, California, the sum of ($) without interest, except in the case of default. In the event of default, this note shall bear interest at the rate of ten percent (10%) per annum until paid in full. All principal and interest (if any) shall be due and payable on the earlier to occur of the following: (a) ten (10) years after the date hereof; (b) upon the death of the undersigned; (c) at such time as the undersigned is terminated, with or without cause, as an employee of Payee; and (d) the occurrence of any event of default as specified in the Loan and Pledge Agreement dated December 19, 1995. Not withstanding any provision hereof, in no event shall the interest rate hereunder exceed the maximum rate permitted by law.

    In the event that any payment of principal or interest is not made when due, all principal and interest hereunder shall become immediately due and payable at the option of Payee. All payments shall be made in legal tender of the United States.

    The undersigned and every person who assumes or guarantees the obligations of this note waive presentment, demand, notice of demand, protest, notice of protest, notice of dishonor and notice of non-payment.

    This Note shall be interpreted and enforced in accordance with the laws of the State of California. In the event legal action is instituted to enforce or interpret this Note, the undersigned agree to pay such reasonable attorneys' fees, costs and expenses as may be incurred by the holder of this note in connection with the collection of any sum or sums due hereunder, whether by suit or otherwise. Attorneys' fees incurred in enforcing any judgment shall be recoverable as a separate item, shall be severable from the other provisions of this Note, shall survive any judgment and shall not be deemed merged into the judgment.

    Maker and Payee entered into a Loan and Pledge Agreement dated December 19, 1995 ("Pledge Agreement"), in connection with a previous loan from Payee to Maker. The Pledge Agreement is intended to secure any and all other advances by Payee to Maker. Maker agrees that this Note shall be\ecured by the Pledge Agreement and that a default under this Note shall be an Event of Default under the Pledge Agreement.

    This Note shall be interpreted and enforced in accordance with the laws of the State of California. Any action or suit on this Note shall be brought and maintained only in a court of competent jurisdiction within the State of California, County of Los Angeles. Maker and Payee irrevocably consent to the jurisdiction of the courts of the State of California or the United States District Court, located within said county, and to venue in Los Angeles County, California.

    If more than one person signs this Note, each such person shall be jointly and severally liable hereunder, and all references in this Note to "Maker" shall apply to each of such persons.

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"Maker"



______________________________________________
    (Signature)



______________________________________________
    (Name Printed)



______________________________________________
    (Signature of Spouse of Maker, if Any)



______________________________________________
    (Name Printed)


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                                   EXHIBIT B TO FCG
                              LOAN AND PLEDGE AGREEMENT


                                INITIAL PLEDGED SHARES
                               (Reference Paragraph 2)


Share              Number
Certificate No.    of Shares      Name of Registered Owner
---------------    ---------      -------------------------